Exhibit 10.2

AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT, dated as of June 1, 2016 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, solely with respect to Section 10, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as performance guarantor (the “Performance Guarantor”).

BACKGROUND

The Seller, HS, as initial Servicer, Purchasers, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, and that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 14, 2015, the “Receivables Purchase Agreement”). The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1.        Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement.

2.        Amendments. Each of the parties hereto (other than the Performance Guarantor) agrees that the Receivables Purchase Agreement is hereby amended as follows:

(a)        Section 1.1(b) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Seller may in its sole discretion, upon at least 45 Business Days’ written notice to the Agent (which shall promptly forward a copy to each Purchaser Agent), call and repurchase from the Purchasers all right, title and interest in the Receivables and terminate the purchase facility in whole, or upon at least 15 Business Days’ written notice in a form set forth as Exhibit XIII (each such notice, a “Purchase Limit Decrease Notice”) to the Agent (which shall promptly forward a copy to each Purchaser Agent) reduce in part the unused portion of the Purchase Limit (but not below the amount which would cause the Group Invested Amount of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction) and, unless terminated in whole, not below $200,000,000); provided that each partial reduction of the Purchase Limit shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof). Such reduction shall, unless otherwise agreed to in writing by the Seller, the Agent and each Purchaser Agent, be applied ratably to reduce the Group Commitment of each Purchaser Group.”.

(b)        Exhibit I to the Receivables Purchase Agreement is hereby amended as follows:

(i)        the defined terms “Period A”, “Period A Purchase Limit”, “Period B” and “Period B Purchase Limit” are hereby deleted in their entirety;

(ii)        the definition of “Commitment” is hereby amended and restated in its entirety to read as follows:

““Commitment” means, with respect to each Related Committed Purchaser, the aggregate maximum amount which such Purchaser is obligated to pay hereunder on account of all Purchases, as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement (or, with respect to the Commitment of BTMU as the Related Committed Purchaser for Victory Receivables Corporation, as set forth on its signature page to the Third Amendment), pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.1 or in connection with a reduction in the Purchase Limit pursuant to Section 1.1(b).”.

(iii)        the definition of “LIBO Rate” is hereby amended by inserting the following sentence at the end thereof:

“If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes of this Agreement and the Transaction Documents.”;

(iv)        the definition of “Purchase Limit” is hereby amended and restated in its entirety to read as follows:

““Purchase Limit” means, initially, $350,000,000, as such amount may be reduced pursuant to Section 1.1(b) or increased pursuant to Section 1.1(c). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Invested Amount.”;

(v)        the definition of “Scheduled Facility Termination Date” is hereby amended by replacing the date “April 15, 2018” where it appears therein with the date “April 29, 2019” in its place; and

(vi)        the following definition is hereby added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetical order:

“Third Amendment” means that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, by and among the Seller, the Purchasers and Purchaser Agents party thereto, the Performance Guarantor (solely with respect to Section 10 thereof) and the Agent.”.

3.        Representations and Warranties. The Seller hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a)        each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; and

(b)        no Termination Event or Unmatured Termination Event exists.

4.        Conditions to Effectiveness and Post-Closing Covenant.

(a)         This Amendment shall become effective on the date (the “Effective Date”) when each Purchaser Agent shall have received:

(i)        counterparts of this Amendment duly executed by the other parties hereto; and

(ii)        a fully-earned and non-refundable extension fee equal to the product of (a) 0.05% and (b) such Purchaser Group’s Group Commitment, payable on or prior to the date hereof; provided, however, that, for the avoidance of doubt, the Group Commitment of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch Purchaser Group, for purposes of this Section 4(b), shall be $350,000,000 as of the date hereof.

(b)        Each Seller Party covenants and agrees to deliver to the Agent, within two (2) Business Days after the Effective Date (or such later date agreed to by the Agent), a copy of the resolutions of the Board of Directors of each Seller Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Amendment and the performance of its obligations under the Receivables Purchase Agreement (as amended by this Amendment).

5.        Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9. Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10. Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC., as Seller

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Treasurer

Solely with respect to Section 10:

HENRY SCHEIN, INC.,
as Performance Guarantor

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Luna Mills
Name: Luna Mills
Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Luna Mills
Name: Luna Mills Title: Managing Director

Commitment: $350,000,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Luna Mills
Name: Luna Mills Title: Managing Director